UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2012 (January 9, 2012)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311

(Address of principal executive offices and zip code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 9, 2012, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into Warrant Exercise Agreements with two holders (the “Holders”) of warrants to purchase an aggregate of 1,593,490 shares of the Company’s common stock, par value $0.001 per share, that were issued by the Company on January 24, 2007 (the “2007 Warrants”).  Pursuant to the Warrant Exercise Agreements, the Holders agreed to exercise the 2007 Warrants at the existing exercise price of $1.17 in exchange for fees in the aggregate amount of approximately $302,765. The net proceeds to the Company in connection with the exercise of the 2007 Warrants will be approximately $1,561,620.  As a result of these transactions, there will be 1,598,441 outstanding 2007 Warrants.

The foregoing description of the Warrant Exercise Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Warrant Exercise Agreement which is filed herewith as Exhibit 10 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10                                             Form of Warrant Exercise Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: January 10, 2012	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10	Form of Warrant Exercise Agreement